SECOND AMENDMENT TO INDEPENDENT CONTRACTOR CONSULTANCY
AGREEMENT

This Second Amendment to the Independent Contractor Consultancy Agreement (the “Consultancy Agreement”) is made and entered into effective April 1, 2005, by and between Ross Stores, Inc. (the “Company”) and Stuart G. Moldaw (the “Consultant”). The Company and the Contractor previously entered into an Independent Contractor Consultancy Agreement (the “Consultancy Agreement”), which became effective April 1, 2002, amended effective August 21, 2003 (“First Amendment”) and which continues in effect through March 31, 2005 (the Consultancy Agreement, First Amendment, and this Second Amendment are collectively “the Agreement”).  It is now the intention of the Company and the Contractor to further amend the Agreement as set forth below:

          The term of this Agreement shall be extended from April 1, 2005 through March 31, 2008.

Except as modified by this Second Amendment, the Agreement shall remain in force as provided therein,

The parties have executed this Second Amendment on the date(s) shown below.

ROSS STORES, INC.		STUART G. MOLDAW
(the “Company”)		(“Consultant”)

By:	/s/ MICHAEL BALMUTH	By:	/s/ STUART G. MOLDAW

Name:	Michael Balmuth	Date:	3/30/05
Title:	Vice Chairman, President & CEO
Date:	_________________